UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 5, 2013

LAYNE CHRISTENSEN COMPANY

(Exact Name of Registrant as Specified in Charter)

Delaware	001-34195	48-0920712
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1800 Hughes Landing Blvd, Suite 700

The Woodlands, Texas 77380

(Address of principal executive offices)

(281) 475-2600

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4 (c))

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information disclosed in Item 8.01 below and Item 1.01 of Layne Christensen Company’s (the “Company’s”) Current Report on Form 8-K filed on November 12, 2013 is incorporated by reference into this Item 2.03.

Item 3.02.	Unregistered Sales of Equity Securities

The information disclosed in Item 8.01 below and Item 1.01 of the Company’s Current Report on Form 8-K filed on November 12, 2013 is incorporated by reference into this Item 3.02.

The Company offered and sold the Notes to the initial purchaser for cash in reliance on an exemption from registration under the Securities Act provided by Section 4(a)(2) of the Securities Act. The initial purchaser then resold the Notes for cash equal to 100% of the aggregate principal amount thereof to qualified institutional buyers (as defined in Rule 144A under the Securities Act) in reliance on an exemption from the registration requirements of the Securities Act provided by Rule 144A under the Securities Act.

Item 8.01.	Other Events.

On December 5, 2013, the Company issued a press release announcing that the initial purchaser of the Company’s previously announced private placement of 4.25% Convertible Senior Notes due 2018 (the “Notes”), which closed on November 12, 2013, exercised in full its over-allotment option to purchase an additional $15.0 million aggregate principal amount of the Notes. The Company intends to use these proceeds to pay off the amounts outstanding under the Company’s revolving credit facility and intends to use the excess for working capital and general corporate purposes. The press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits. The following exhibits are filed as part of this report.

Exhibit No.	Description of Exhibit

99.1	Press Release, dated December 5, 2013.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Layne Christensen Company

Date: December 5, 2013	By:	/s/ James R. Easter
James R. Easter
Senior Vice President & Chief Financial Officer